Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

Strong Start to Diet Season Expected to Fuel Fourth Consecutive Year of Double-Digit Revenue Growth in 2017

Company Initiates Multi-Brand Strategy with January Launch of South Beach Diet

Revenue increased 18% and Diluted Income per Share Increased 34% for Full Year of 2016

Fort Washington, PA—February 27—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services including Nutrisystem® and South Beach Diet® brands, today reported financial results for the fourth quarter and full year ended December 31, 2016.

Dawn Zier, President and Chief Executive Officer, stated, “In 2016, we exceeded top and bottom-line expectations as Nutrisystem continued to expand solutions for those looking to lose weight. We implemented a number of strategic actions designed to strengthen the business and propel future growth such as investments in our multi-brand strategy, new product innovation, new marketing campaigns and an enhanced customer experience.”

Ms. Zier added, “We expect our momentum to continue in 2017 with Nutrisystem having a strong start to diet season coupled with the official launch of the South Beach Diet. We are extending our reach into new segments across the large weight-loss market. We believe we are well-positioned to deliver our fourth consecutive year of double-digit revenue growth and have a plan in place that will generate long-term value for shareholders.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Full Year 2016 Compared to Full Year 2015

•	Revenue increased 18% to $545.5 million, compared to $462.6 million.
•	Net income increased 36% to $35.5 million, compared to $26.1 million.
•	Diluted income per common share increased 34% to $1.19, compared to $0.89.
•	Adjusted EBITDA increased 31% to $74.8 million, compared to $57.1 million.
•

In 2016, the Company returned $21 million in cash to stockholders via dividends.  The Board of Directors has declared a quarterly dividend of $0.175 per share, payable March 20, 2017 to stockholders of record as of March 9, 2017.

Fourth Quarter 2016 Compared to Fourth Quarter 2015

•	Revenue increased 21% to $108.9 million, compared to $90.2 million.

•	Net income increased 133% to $8.9 million, compared to $3.8 million.
•	Diluted income per common share increased 123% to $0.29, compared to $0.13.
•	Adjusted EBITDA increased 54% to $18.7 million, compared to $12.1 million.

Mike Monahan, Chief Financial Officer, commented, “Our operating margins improved 130 basis points year-over-year to 9.9% for the full year 2016.  As revenues continue to grow we believe there will be additional opportunities to further improve margins in 2017.”

First Quarter and Full Year 2017 Guidance

The Company’s first quarter and full year 2017 guidance are outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release along with tables detailing the expected impact of the investment.

•

First quarter revenue expected to be in the range of $202 to $207 million, net income between $4.3 and $5.7 million, diluted income per common share between $0.14 and $0.19, and adjusted EBITDA between $11.6 and $13.6 million.

•

Full year revenue expected to be in the range of $630 to $650 million, net income between $46.8 and $49.7 million, diluted income per common share between $1.55 and $1.65, and adjusted EBITDA between $95.8 and $100.3 million.

Conference Call and Webcast

Management will host a conference call to discuss fourth quarter and full year 2016 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13653310.

Non-GAAP Financial Measure

Within this announcement, the Company makes reference to an adjusted financial measure (adjusted EBITDA) which has a directly comparable GAAP financial measure (net income). In this release, adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and acquisition transaction costs. The Company excludes non-cash employee compensation because it is a non-cash expense that is not reflective of the cash expenses of the Company.  The acquisition transaction costs were excluded, as they are not indicative of the ongoing operations of the Company. EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as first quarter and full year 2017 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures, including the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of 45 years. The Company’s multi-brand approach to weight loss includes two distinct programs for 2017. From the flagship Nutrisystem® brand comes the clinically-tested Nutrisystem® Lean13 program, designed to deliver weight loss of up to 13 pounds and seven inches in the first month. In 2017, South Beach Diet® becomes an all-new structured meal delivery weight-loss program following the acquisition of the brand in December 2015. Additional Nutrisystem branded weight-loss products include Fast 5 and Turbo 10, as well as multi-day kits and individual products at select retail outlets.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUE	$108,947	$90,246	$545,451	$462,609

COSTS AND EXPENSES:
Cost of revenue	51,600	44,393	256,994	224,581
Marketing	23,946	20,329	152,387	124,209
General and administrative	16,546	17,115	68,290	64,651
Depreciation and amortization	3,576	2,397	13,736	9,158
Total costs and expenses	95,668	84,234	491,407	422,599
Operating income	13,279	6,012	54,044	40,010
INTEREST EXPENSE, net	3	29	26	169
Income before income tax expense	13,276	5,983	54,018	39,841
INCOME TAX EXPENSE	4,426	2,177	18,549	13,698
Net income	$8,850	$3,806	$35,469	$26,143
BASIC INCOME PER COMMON SHARE	$0.30	$0.13	$1.20	$0.90
DILUTED INCOME PER COMMON SHARE	$0.29	$0.13	$1.19	$0.89
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,413	28,924	29,213	28,695
Diluted	29,832	29,414	29,545	29,175
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.70	$0.70

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,623	$6,191
Short term investments	23,873	9,317
Receivables	17,560	18,385
Inventories	38,504	30,530
Prepaid income taxes	0	1,149
Deferred income taxes	1,642	1,192
Other current assets	10,084	10,118
Total current assets	101,286	76,882
FIXED ASSETS, net	32,643	30,849
INTANGIBLE ASSETS, net	14,084	15,084
DEFERRED INCOME TAXES	5,298	6,107
OTHER ASSETS	929	971
Total assets	$154,240	$129,893
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,106	$38,381
Accrued payroll and related benefits	10,351	7,556
Income taxes payable	228	0
Deferred revenue	7,482	5,618
Other accrued expenses and current liabilities	6,672	6,126
Total current liabilities	57,839	57,681
NON-CURRENT LIABILITIES	1,877	2,284
Total liabilities	59,716	59,965

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 30,203 at December 31, 2016 and 29,621 at December 31, 2015)	30	29
Additional paid-in capital	54,057	41,392
Treasury stock, at cost, 517 shares at December 31, 2016 and 389 shares at December 31, 2015	(8,329)	(5,672)
Retained earnings	48,799	34,191
Accumulated other comprehensive loss	(33)	(12)
Total stockholders’ equity	94,524	69,928
Total liabilities and stockholders’ equity	$154,240	$129,893

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,469	$26,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,736	9,158
Loss on disposal of fixed assets	104	17
Share–based compensation expense	6,970	5,468
Deferred income tax expense (benefit)	448	(728)
Other charges	2	67
Changes in operating assets and liabilities:
Receivables	825	(6,179)
Inventories	(7,974)	(3,631)
Other assets	76	(2,972)
Accounts payable	(5,356)	4,336
Accrued payroll and related benefits	2,795	1,006
Deferred revenue	1,864	1,194
Income taxes	1,297	(1,873)
Other accrued expenses and liabilities	342	(834)
Net cash provided by operating activities	50,598	31,172
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(19,127)	(16,811)
Proceeds from sales of short term investments	4,537	24,030
Capital additions	(14,756)	(12,986)
Cash paid for acquisition of a business	0	(15,000)
Net cash used in investing activities	(29,346)	(20,767)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	2,760	3,182
Employee tax withholdings related to the vesting of equity awards	(2,657)	(2,610)
Excess tax benefits from share-based compensation	2,938	3,122
Payment of dividends	(20,861)	(20,504)
Debt issuance costs	0	(24)
Net cash used in financing activities	(17,820)	(16,834)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,432	(6,429)
CASH AND CASH EQUIVALENTS, beginning of year	6,191	12,620
CASH AND CASH EQUIVALENTS, end of year	$9,623	$6,191

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income	$8,850	$3,806	$35,469	$26,143
Interest expense, net	3	29	26	169
Income tax expense	4,426	2,177	18,549	13,698
Depreciation and amortization	3,576	2,397	13,736	9,158
EBITDA	16,855	8,409	67,780	49,168
Non-cash employee compensation expense	1,836	1,213	6,970	5,468
Acquisition transaction costs (South Beach Diet)	0	2,498	0	2,498
Adjusted EBITDA	$18,691	$12,120	$74,750	$57,134

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending March 31, 2017		Year Ending December 31, 2017
	Low	High	Low	High

Net income	$4,273	$5,713	$46,784	$49,740
Interest expense, net	15	15	105	105
Income tax expense	1,662	2,222	24,436	25,980
Depreciation and amortization	3,600	3,600	15,275	15,275
EBITDA	9,550	11,550	86,600	91,100
Non-cash employee compensation expense	2,050	2,050	9,200	9,200
Adjusted EBITDA	$11,600	$13,600	$95,800	$100,300